Exhibit (a)(1)(L)
                                                                    [LETTERHEAD]

                           Offer to Purchase for Cash
               All Outstanding Shares of Series A Preferred Stock
                                       of
                           LASALLE RE HOLDINGS LIMITED
                                       at
                               $1.17 Net Per Share
                                       by
                           LASALLE COVER COMPANY, LLC
                                                                January 21, 2005

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      We have been appointed by LaSalle Cover Company, LLC (the "Purchaser"), a Delaware limited liability company, to act as Information Agent in connection with its offer to purchase all outstanding shares of Series A Preferred Stock, par value $1.00 per share (the "Shares"), of LaSalle Re Holdings Limited, a Bermuda corporation (the "Company"), at $1.17 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated December 23, 2004 as amended and restated on January 21, 2005, and the related Letter of Transmittal (which, together with any further amendments or supplements thereto, collectively constitute the "Offer").

      For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

      1. Offer to Purchase, dated December 23, 2004 as amended and restated on January 21, 2005;

      2. Amended and Restated Letter of Transmittal, including a substitute Form W-9, for your use and for the information of your clients;

      3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to Computershare Trust Company of New York, the Depositary for the Offer, prior to the expiration of the Offer;

      4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

      5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

      6.    Return envelope addressed to the Depositary.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

      THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 18, 2005, UNLESS THE OFFER IS EXTENDED.

      The Purchaser will pay $0.15 per validly tendered and accepted Share to any broker or dealer (as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer that are not owned by brokers or dealers and will, upon request, reimburse brokers, dealers, banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Purchaser will pay all stock transfer taxes applicable to its purchase of Shares or Assignments (as defined in the Letter of Transmittal) pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

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      In order to accept the Offer, a duly executed and properly completed
Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, must be received by the Depositary by 12:00 Midnight, New York City time, on Friday, February 18, 2005.

      Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                                  Very truly yours,

                                                  Georgeson Shareholder
                                                  Communications, Inc.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF LASALLE COVER COMPANY, LLC OR ANY OF ITS AFFILIATES, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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